UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: September 14, 2017
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Current Report on Form 8-K filed on September 14, 2017, by QEP Resources, Inc. (the "Company"), the Company announced that Matthew Thompson, Vice President, Energy, had elected to leave the Company to pursue other opportunities effective September 15, 2017. Subsequent to filing the Form 8-K, in conjunction with Mr. Thompson's departure from the Company, the Company approved compensation to Mr. Thompson as follows: 1) cash severance of $387,900; 2) prorated accelerated vesting of long-term incentive awards resulting in 16,860 shares of restricted stock, options to purchase 15,861 shares of stock, and 19,441 performance share units (to be paid in cash based on actual performance in February 2018, February 2019 and February 2020); and 3) insurance and other benefits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QEP Resources, Inc.
(Registrant)

September 20, 2017

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer